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                                             As Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-33975

                    MORGAN STANLEY TANGIBLE ASSET FUND L.P.
              SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 10, 1997 AND
           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                FOR DISTRIBUTION SOLELY IN THE STATE OF MISSOURI

 1. Updating the information under "State Clearances" on page 2 of the Subscription and Exchange Agreement and Power of Attorney (the "Subscription Agreement"), the form of which is included as Exhibit B to the Prospectus, please be advised that the Units have now been registered for sale in Missouri.

 2. Supplementing "State Suitability Requirements" on pages 5 and 6 of the Subscription Agreement, Missouri residents hereby represent and warrant that they meet the following special suitability requirements:

    MISSOURI:  (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

November 19, 1997